UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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SONUS NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONUS NETWORKS, INC.
250 Apollo Drive
Chelmsford, MA 01824

September 1, 2005

Dear Shareholder:

We cordially invite you to attend Sonus’ annual shareholders meeting. The meeting will be held on Wednesday, October 12, 2005, at 9:00 a.m., local time, at The Radisson Hotel Chelmsford, 10 Independence Drive in Chelmsford, Massachusetts.

The notice of annual meeting and proxy statement accompanying this letter describes the business to be acted upon at the meeting. Our annual report for 2004 is also enclosed. To ensure that your shares are represented at the meeting, you are urged to vote as described in the accompanying proxy statement.

Thank you for your support.

Sincerely,

Hassan M. Ahmed
Chairman of the Board of Directors and Chief Executive Officer

The notice of meeting and proxy statement and accompanying proxy card are being distributed on or about September 1, 2005.

SONUS NETWORKS, INC.
250 Apollo Drive
Chelmsford, MA 01824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held October 12, 2005

To the Shareholders of Sonus Networks, Inc.:

The 2005 annual meeting of shareholders of Sonus Networks, Inc., will be held on Wednesday, October 12, 2005 at 9:00 a.m., local time, at The Radisson Hotel Chelmsford, 10 Independence Drive, Chelmsford, Massachusetts 01824. At the meeting we will:

1.                Elect three (3) directors to each serve for three-year terms; and

2.                Transact any other business that may properly come before the meeting or any adjournments thereof.

Shareholders who owned shares of Sonus common stock of record at the close of business on August 23, 2005 are entitled to attend and vote at the meeting. If you cannot attend, you may vote by telephone or by using the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even if you have already voted on the proposal described in this proxy statement. A complete list of Sonus’ shareholders will be available at the corporate offices at 250 Apollo Drive, Chelmsford, Massachusetts 01824 prior to the meeting.

By Order of the Board of Directors,

Chelmsford, Massachusetts	Charles J. Gray
September 1, 2005	Secretary

A copy of your proxy card and picture identification will be required to enter the meeting. Cameras and recording equipment will not be permitted at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed stamped envelope or vote electronically via the Internet or vote by telephone in order to assure representation of your shares at the annual meeting. No postage need be affixed if mailed in the United States.

SONUS NETWORKS, INC.
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our board of directors is soliciting proxies for the 2005 annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this proxy statement, a proxy card and our 2004 annual report to shareholders, are being mailed to shareholders on or about September 1, 2005. Our principal executive offices are located at 250 Apollo Drive, Chelmsford, Massachusetts 01824. Our telephone number is (978) 614-8100.

Q:    Who may vote at the meeting?

A:    The board of directors set August 23, 2005 as the record date for the meeting. All shareholders who owned our common stock of record at the close of business on August 23, 2005 may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted on. On August 23, 2005, 248,820,513 shares of our common stock were outstanding.

Q.    How many votes do we need to be present at the meeting?

A:    A majority of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

•  are present in person at the meeting; or

•  have properly submitted a proxy card (including proxy cards signed and returned by brokers holding stock in “street name”) or voted by telephone or by using the Internet.

Q:    What proposals will be voted on at the meeting?

A:    There is one proposal scheduled to be voted on at the meeting:

•  Election of three (3) directors to each serve for three-year terms.

Q:    What is the voting requirement to approve the proposal?

A:    The three nominees who receive the highest number of affirmative “FOR” votes will be elected as directors.

Q:    How are the votes counted?

A:    You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees to serve as directors for three-year terms. If you do not vote and you hold your shares in a brokerage account in your broker’s name (this is called “street name”), your broker will have discretionary authority to vote your shares “FOR” each director or to withhold votes for each or any director. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:    How may I vote my shares in person at the meeting?

A:    Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed proxy card and proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:    How can I vote my shares without attending the meeting?

A:    Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you may vote by granting a proxy, such as through the use of the enclosed proxy card. If you hold shares in street name, you may vote by submitting voting instructions to your stockbroker or nominee. If you provide specific voting instructions, your shares will be voted as you have instructed. In most cases, you will be able to do this by telephone, using the Internet or by mail.

Q:    How can I change my vote after I return my proxy card?

A:    You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or using the Internet as instructed above (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:    What is our voting recommendation?

A:    Our board of directors recommends that you vote your shares “FOR” each of the nominees to the board.

Q:    Where can I find the voting results of the meeting?

A:    The preliminary voting results will be announced at the meeting. The final results will be published in our annual report on Form 10-K for the year ending December 31, 2005.

ELECTION OF DIRECTORS

Our board of directors consists of six members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for three directors, Hassan M. Ahmed, John P. Cunningham and Paul J. Severino, will expire at this 2005 annual meeting. Messrs. Ahmed, Cunningham and Severino are being nominated for re-election as directors and, if elected, will each serve a three-year term until our annual meeting in 2008 or until his respective successor is elected and qualified. Each of the nominees has consented to his nomination for election to a new three-year term. There are no family relationships among our executive officers and directors.

Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Edward T. Anderson, John P. Cunningham, Paul J. Severino and H. Brian Thompson does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules.

The board of directors unanimously recommends a vote “FOR” the election to the board of directors of each of the following nominees.

Nominees for a three-year term expiring in 2008

Hassan M. Ahmed, 47, has been Chief Executive Officer and a member of our board of directors since November 1998 and Chairman of our board of directors since April 2004. From November 1998 to April 2004, he was also our President. From July 1998 to November 1998, Mr. Ahmed was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment, and from July 1997 until July 1998 was a Vice President and General Manager of the Core Switching Division. From June 1995 to July 1997, Mr. Ahmed was Chief Technology Officer and Vice President of Engineering for Cascade Communications Corp., a provider of wide area network switches. From 1993 until June 1995, Mr. Ahmed was a founder and President of WaveAccess, Inc., a supplier of wireless communications. Prior to that, he was an Associate Professor at Boston University, Engineering Manager at Analog Devices, a chip manufacturer, and director of VSLI Systems at Motorola Codex, a supplier of communications equipment. Mr. Ahmed holds a B.S. and M.S. in engineering from Carleton University and a Ph.D. in engineering from Stanford University.

John P. Cunningham, 68, has been a director since his election by the board in September 2004. Our Chief Operating Officer recommended Mr. Cunningham to our board of directors for consideration as a candidate for director. In June 2002 Mr. Cunningham retired from Citrix Systems, Inc., a global leader in virtual workplace software and services. From May 2001 to June 2002, Mr. Cunningham was Senior Vice President, Finance and Operations of Citrix. He joined Citrix in November 1999 as Senior Vice President, Finance and Administration and served in that capacity until May 2001. From 1998 to June 1999, Mr. Cunningham served as Executive Vice President and Chief Financial Officer of Wang Global, a worldwide provider of network services. Prior to joining Wang, he served as Chief Financial officer of Whirlpool Corporation from 1996 to 1998 and Chief Financial Officer of Maytag Corporation from 1994 to 1996, both diversified manufacturers. Mr. Cunningham has also held various management positions at International Business Machines. Mr. Cunningham has an MBA from New York University and a B.S. from Fordham University.

Paul J. Severino, 58, has been a director since March 1999. Mr. Severino has been a private investor since 1996. From 1994 to October 1996, he was Chairman of Bay Networks, Inc., a data networking products and services company, after its formation from the merger of Wellfleet Communications, Inc. and Synoptics Communications, Inc. Prior to that, he was a founder, President and Chief Executive Officer of Wellfleet Communications, Inc. Mr. Severino has a B.S. in engineering from Rensselaer Polytechnic Institute.

Directors whose term will expire in 2006

Edward T. Anderson, 56, has been a director since November 1997. Mr. Anderson has been managing general partner of North Bridge Venture Partners, a venture capital firm, since 1994. Previously, he was a general partner of ABS Ventures, the venture capital affiliate of Alex. Brown & Sons. He has an M.F.A. from the University of Denver and an M.S. from Columbia University.

Albert A. Notini, 48, has been our President and Chief Operating Officer since April 2004 and a director since March 2003. Until becoming President and Chief Operating Officer in April 2004, Mr. Notini also served as chairman of the board’s audit committee. Mr. Notini served as a director and the Chief Financial Officer of Manufacturers’ Services Limited, a global electronics and supply chain services company, from October 2000 to March 2004. Manufacturers’ Services Limited was acquired by Celestica Inc. in March 2004. He joined Manufacturers’ Services Limited in May 2000 as Executive Vice President, Business Development and General Counsel and served in that capacity until October 2000. From January 1999 to June 1999, Mr. Notini was the Executive Vice President, Corporate Development and Administration and General Counsel of Wang Global, a worldwide provider of network services. Wang Global was acquired by Getronics NV in June 1999, and Mr. Notini served as Executive Vice President of Getronics until February 2000. He joined Wang Global in February 1994 as Senior Vice President and General Counsel. Prior to joining Wang, he was a Senior Partner at Hale and Dorr, a law firm now known as Wilmer Cutler Pickering Hale and Dorr LLP. Mr. Notini has a B.A. from Boston College, an M.A. from Boston University and a J.D. from Boston College Law School. Mr. Notini also serves as a director of ePresence, Inc.

Director whose term will expire in 2007

H. Brian Thompson, 66, has been a director since his election by the board in October 2003. Mr. Thompson currently serves as chairman of the board of directors for Comsat International, an independent telecommunications operator with operations throughout Latin America. He also heads his own private equity investment and advisory firm, Universal Telecommunications, Inc., and is Chairman and Chief Executive Officer of Mercator Partners Acquisition Corporation. From March 1999 to September 2000, Mr. Thompson was chairman and CEO of Global Telesystems Group, Inc., a trans-European network and communications service provider. He also served as chairman and CEO of LCI International, Inc., a facilities-based long distance telecommunications carrier, from 1991 through 1998, when LCI International merged with Qwest Communications, Inc. Mr. Thompson served as an executive vice president of MCI Communications Corporation, a global communications provider, from 1981 to 1990. He currently serves as a member of the boards of directors of Bell Canada International, Axcelis Technologies, Inc. and United Auto Group. He received his MBA from Harvard’s Graduate School of Business, and received an undergraduate degree in chemical engineering from the University of Massachusetts.

BOARD MEETINGS AND COMMITTEES

The board of directors held 29 meetings during 2004 and the board acted periodically by written consent during the year. Each director who served on the board during 2004, except for H. Brian Thompson, attended at least 75% of all board and applicable committee meetings during 2004. We do not have a policy regarding the attendance of directors at our annual meetings of shareholders. All of the directors attended the 2004 annual meeting.

The board of directors has three standing committees, the audit committee, the compensation committee and the nominating committee. Each of these committees is composed entirely of independent directors as defined under applicable rules.

Audit Committee

The audit committee has been established by the board of directors for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee is primarily concerned with the integrity of our financial statements, the independence, qualifications and performance of our independent registered public accounting firm, and our compliance with legal requirements. Its duties include selecting the independent registered public accounting firm; reviewing the scope of the audit to be conducted by our independent registered public accounting firm; overseeing our independent registered public accounting firm and reviewing the results of their audit; reviewing our financial reporting processes, including the accounting principles and practices followed and the financial information provided to shareholders and others; overseeing our internal control over financial reporting and disclosure controls and procedures; and serving as our legal compliance committee. The audit committee operates under a written audit committee charter approved by the board that reflects standards and requirements adopted by the Securities and Exchange Commission and the NASDAQ Stock Market. A copy of this charter can be found on our website, www.sonusnet.com., at Corporate/Investor Relations/Governing our Company. There were 42 meetings of the audit committee during 2004, and the committee acted periodically by written consent during the year. For additional information concerning the audit committee, please see the section captioned “Audit Committee Report.”

From January 1, 2004 until April 2004, the members of the audit committee were Messrs. Anderson, Notini and Severino. In April 2004, Mr. Notini resigned from the audit committee when he joined us as President and Chief Operating Officer and Paul J. Ferri, who had previously served on the audit committee, re-joined the audit committee. From April 2004 until September 2004, the members of the audit committee were Messrs. Anderson, Ferri and Severino. In September 2004, Mr. Cunningham joined the board of directors and was appointed chairman of the audit committee and Mr. Ferri resigned from the audit committee at that time.

The current members of the audit committee are Messrs. Anderson, Cunningham and Severino. Each of the current members of the audit committee is, and each of the above former members while serving on the audit committee was, an “independent director” as defined under the rules of the NASDAQ Stock Market and the additional independence requirements for members of audit committees contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The board of directors has determined that Mr. Cunningham is, and Mr. Notini while serving on the audit committee was, an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

The current members of the compensation committee are Messrs. Severino and Thompson, and during 2004 the members were Messrs. Ferri and Severino. Mr. Ferri resigned from the board of directors effective June 30, 2005. The compensation committee is responsible for the review and approval of the compensation, as well as evaluating the performance, of our executive officers, and advising and assisting management in developing our overall compensation strategy to assure that it promotes shareholder interests, supports our strategic and tactical objectives, and provides for appropriate rewards and incentives for our management and employees. In exercising its responsibilities, the compensation committee establishes and monitors policies governing the compensation of executive officers, reviews the performance of and determines salaries and incentive compensation for executive officers, and makes option awards to those individuals. Additionally, the compensation committee administers our stock plans and reviews and approves the structure of our bonus plans. The compensation committee operates under a written compensation committee charter adopted by the board that reflects standards and requirements adopted by the NASDAQ Stock Market. A copy of the charter can be found on our website, www.sonusnet.com., at Corporate/Investor Relations/Governing our Company. Each of the members of the compensation committee is an “independent director” as defined under the rules of the NASDAQ Stock Market. There were 12 meetings of the compensation committee during 2004, and the committee acted periodically by written consent during the year. For additional information concerning the compensation committee, please see the section captioned “Compensation Committee Report on Executive Compensation.”

Nominating Committee

The current members of the nominating committee are Messrs. Anderson and Thompson, and during 2004 the members were Messrs. Ferri and Thompson. Mr. Ferri resigned from the board of directors effective June 30, 2005. The nominating committee is responsible for identifying and selecting the persons to be nominated by the board of directors for election as directors at our annual shareholder meetings, and overseeing the annual self-evaluation of the board and its committees. The nominating committee encourages the selection of directors who will contribute to our overall corporate goals of responsibility to our shareholders, customers and employees. The charter of the nominating committee sets forth general criteria that the nominating committee considers for nomination of directors. The nominating committee reviews from time to time the appropriate skills and characteristics required of individual directors to contribute to our success in today’s business environment. There are no specific minimum qualifications for a recommended nominee to the board. The nominating committee has the authority to engage independent advisors to assist in the process of identifying and evaluating candidates, but has not engaged any such advisors to date. Assuming that appropriate biographical information and background material has been provided on a timely basis, shareholder-recommended nominees, if any, would also be evaluated by the nominating committee in substantially the same manner as it follows for nominees identified by the nominating committee. To recommend a prospective nominee for the board’s consideration, shareholders should submit the candidate’s name and appropriate biographical information and background materials to our Secretary in writing to the following address: Sonus Networks, Inc., Attn: Secretary and General Counsel, 250 Apollo Drive, Chelmsford, MA 01824. The nominating committee operates under a written nominating committee charter adopted by the board that reflects standards and requirements adopted by the NASDAQ Stock Market. A copy of the revised charter can be found on our website, www.sonusnet.com., at Corporate/Investor Relations/Governing our Company. Each of the members of the nominating committee is an “independent director” as defined under the current rules of the NASDAQ Stock Market. There were no meetings of the nominating committee during 2004.

Code of Business Conduct and Ethics

All of our directors, officers and employees must act in accordance with our code of business conduct and ethics, which has been adopted by our board of directors. A copy of our code of business conduct and ethics can be found on our website, www.sonusnet.com., at Corporate/Investor Relations/Governing our Company. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of business conduct and ethics with respect to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, unless a Form 8-K is otherwise required by applicable rules of the NASDAQ Stock Market.

DIRECTOR COMPENSATION

We currently compensate directors in cash as follows for serving on the board of directors and committee(s) of the board:

$20,000 per year for serving as a board member with no committee assignments;

$23,750 per year for serving as a board member, and on one committee other than the audit committee;

$27,500 per year for serving as a board member, and on the audit committee;

$27,500 per year for serving as a board member, and on two committees other than the audit committee;

$31,250 per year for serving as a board member, and on the audit committee and one other committee; or

$37,500 per year for serving as a board member, and as chairman of the audit committee.

Directors also are eligible to be reimbursed for reasonable out-of pocket expenses incurred in connection with attendance at board of director or committee meetings. In 2004 we did not compensate directors in cash for serving on the board of directors, and we did compensate the chairman of the nominating committee in cash in the amount of $10,000 per year and the chairman of the audit committee in cash in the amount of $20,000 per year pro rated for service as chairs of those committees.

Under our Amended and Restated 1997 Stock Incentive Plan (the Plan), non-employee directors also are eligible to receive stock option grants or restricted stock awards at the discretion of the board of directors or other administrator of the Plan. In September 2004, we granted an option to purchase 50,000 shares of our common stock under the Plan to Mr. Cunningham upon his appointment to the board of directors, at an exercise price of $5.37 per share. In December 2004, we granted options to purchase 10,000 shares of our common stock to our non-employee directors, Messrs. Anderson, Ferri, Severino and Thompson, under the Plan, each at an exercise price of $5.52 per share. Each of these options vests over a four-year period with 25% of the number of options vesting one year from the date of grant and monthly thereafter at the rate of 2.0833% for each month of service completed by the director.  We currently compensate directors with equity in the amounts of 50,000 shares upon commencement of board service and 20,000 shares annually.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the board of directors by writing, e-mailing or calling our Investor Relations Department at Sonus Networks, Inc., 250 Apollo Drive, Chelmsford, MA 01824, Attention: Investor Relations, tel: (978) 614-8100, ir@sonusnet.com. Our Investor Relations Department and/or General Counsel will review all such communications and will forward to the chairman of the audit committee of the board of directors all communications that raise an issue appropriate for consideration by our board of directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 10, 2005, the audit committee of our board of directors determined to engage Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of Deloitte are expected to be present at the annual meeting. They will be available to respond to appropriate questions.

The audit committee of our board of directors dismissed Ernst & Young LLP as our independent registered public accounting firm, effective August 10, 2005. Representatives of Ernst & Young will be invited to the annual meeting to make a statement, if they so desire, and to respond to appropriate questions.

The audit reports of Ernst & Young on our consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2004 and 2003, and the subsequent interim period from January 1, 2005 through August 10, 2005, there were no disagreements between us and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Ernst & Young’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described under Item 304(a)(1)(v) of Regulations S-K except as disclosed in the following paragraph.

In July 2004, we restated certain of our financial statements previously issued as a result of a number of adjustments, the largest of which related to revenue, deferred revenue, inventory reserves, purchase accounting, impairments, accrued expenses and stock-based compensation. In connection with the restatement, Ernst & Young advised us that significant internal control matters that collectively constituted material weaknesses in internal control over financial reporting existed as described in Part II, Item 9A of our Form 10-K/A for fiscal year 2003. In Management’s Report on Internal Control Over Financial Reporting and Part II, Item 9A of our Form 10-K for fiscal year 2004, we described material weaknesses in our internal control over financial reporting and our management concluded that, as of December 31, 2004, our internal control over financial reporting was not effective. In its report, Ernst & Young rendered an unqualified opinion on management’s assessment of its internal control over financial reporting and an adverse opinion on the effectiveness of our internal control over financial reporting. As described in our Form 10-K for fiscal year 2004 and in Part I, Item 4 of the Forms 10-Q filed by us for each of the first and second quarters of 2005, we have begun implementing process and control improvements intended to address these material weaknesses. Our audit committee discussed with Ernst & Young the issues relating to our internal control over financial reporting, and we have authorized Ernst & Young to respond fully to the inquiries of Deloitte concerning the subject matter thereof.

We did not consult with Deloitte during the fiscal years ended December 31, 2004 and 2003, and the subsequent interim period from January 1, 2005 through August 10, 2005, on any matter that  (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in each case where either a written report or oral advice was provided that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL YEAR ENDED DECEMBER 31, 2004 AND 2003

The following is a summary of the aggregate fees billed to us by Ernst & Young for the fiscal years ended December 31, 2004 and 2003 for each of the following categories of professional services.

Fee Category	Fiscal 2004 Fees		Fiscal 2003 Fees
Audit Fees	$2,621,000	(1)	$4,722,000	(2)
Audit-Related Fees	11,000		25,000
Tax Fees	—		52,000
All Other Fees	32,000		2,500
Total Fees	$2,664,000		$4,801,500

(1)          Includes fees and expenses related to the fiscal 2004 year end audit, the 2004 audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)          Includes fees and expenses related to the fiscal 2003 year end audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered, and the fees and expenses related to the fiscal 2002 and 2001 re-audit work performed in 2004.

Audit Fees

Audit fees consist of professional services rendered for the audit of our consolidated financial statements included in our annual report on Form 10-K and review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting and statutory audits of our foreign subsidiaries.

Audit-Related Fees

Audit-related fees consist of professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements and the audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, but are not reported under “Audit Fees.” These services include employee benefit plan audits and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of professional services for tax compliance, tax reporting, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance and reporting, sales and use tax advice and international tax planning.

All Other Fees

All other fees consist of products and professional services other than the services reported above, including fees in connection with the formal order of private investigation issued by the Securities and Exchange Commission to us in June 2004, which was terminated by the Securities and Exchange Commission in June 2005.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES;
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PARTNER ROTATION AND PERSONNEL MATTERS

The audit committee has adopted a policy to pre-approve audit and permissible non-audit services provided by our independent registered public accounting firm. These services many include audit services, audit-related services, tax services and other services. Prior to engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm and our management submit an aggregate of services expected to be rendered during that year for each of the four categories of services to the audit committee for approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and our management periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. The audit committee may also pre-approve particular services on a case-by-case basis. The audit committee may ratify, without prior approval, certain de minimis non-audit services if the aggregate amount of all such non-audit services provided to us constitutes not more than $5,000 during the fiscal year in which the services are provided. During the fiscal years ended December 31, 2003 and 2004, there were no de minimis non-audit services provided that the audit committee subsequently ratified as the audit committee pre-approved all of the services performed by Ernst & Young.

Our audit committee requires the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act of 2002 and is responsible for recommending to our board policies for hiring employees or former employees of the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for fiscal 2004, Ernst & Young, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports on the results of its audit, on management’s assessment of the effectiveness of our internal control over financial reporting, and on the effectiveness of our internal control over financial reporting.

The audit committee reviewed and discussed with management and with Ernst & Young our audited consolidated financial statements for the year ended December 31, 2004, management’s assessment of the effectiveness of our internal control over financial reporting, Ernst & Young’s evaluation on management’s assessment of the effectiveness of our internal control over financial reporting, and Ernst & Young’s evaluation on the effectiveness of our internal control over financial reporting. The audit committee also discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committees. The audit committee discussed with Ernst & Young the independent registered public accounting firm’s independence from us and our management and has received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The committee also considered whether the non-audit services performed by Ernst & Young were compatible with maintaining the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004.

Submitted by,
AUDIT COMMITTEE:
John P. Cunningham (Chairman)
Edward T. Anderson
Paul J. Severino

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding beneficial ownership of our common stock as of June 30, 2005 by:

•       each person who beneficially owns to the best of our knowledge, more than 5% of the outstanding shares of our common stock;

•       each of our executive officers listed in the Summary Compensation Table below;

•       each of our directors; and

•       all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. In computing the number of shares beneficially owned by each person named in the following table and the percentage ownership of that person, shares of common stock that are subject to stock options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2005 are deemed owned by that person and are also deemed outstanding. These shares are not, however, deemed outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The percentage of common stock outstanding as of June 30, 2005 is based on 248,402,232 shares of common stock outstanding on that date plus shares subject to options to the extent noted above. Unless otherwise indicated, the address of each person listed in the table is care of Sonus Networks, Inc., 250 Apollo Drive, Chelmsford, Massachusetts 01824.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding
Executive Officers and Directors:
Hassan M. Ahmed(1)	9,424,664	3.8%
Albert A. Notini(2)	846,875	*
Steven Edwards(3)	135,417	*
Bradley T. Miller(4)	39,062	*
Gary A. Rogers(5)	1,810,293	*
Paul R. Jones(6)	727,941	*
Edward T. Anderson(7)	443,446	*
John P. Cunningham	—	*
Paul J. Severino(8)	579,322	*
H. Brian Thompson(9)	42,917	*
All executive officers and directors as a group (9 persons)(10)	13,282,934	5.3%
5% Owners:
Fidelity Management and Research Company(11)	29,355,270	11.8%
Barclays PLC and affiliated entities(12)	13,588,549	5.5%

*                    Less than 1% of the outstanding shares of common stock.

(1)          Includes 2,536,333 shares subject to outstanding options that are exercisable as of August 29, 2005. Includes 1,224,000 shares held by family trusts and by his minor children. Mr. Ahmed disclaims beneficial ownership of the shares held by these trusts and his minor children.

(2)          Consists of 846,875 shares subject to outstanding options that are exercisable as of August 29, 2005.

(3)          Consists of 135,417 shares subject to outstanding options that are exercisable as of August 29, 2005.

(4)          Consists of 39,062 shares subject to outstanding options that are exercisable as of August 29, 2005.

(5)          Includes 341,916 shares subject to outstanding options that are exercisable as of August 29, 2005. Includes 219,883 shares held by a family trust, 12,000 shares held in trust for his minor children, and 250,000 shares held by a grantor retained annuity trust. Mr. Rogers disclaims beneficial ownership of the shares held by each of these trusts.

(6)          Includes 707,483 shares subject to outstanding options that are exercisable as of August 29, 2005.

(7)          Includes 23,750 shares subject to outstanding options that are exercisable as of August 29, 2005.

(8)          Includes 23,750 shares subject to outstanding options that are exercisable as of August 29, 2005 and 51,000 shares held for the benefit of Mr. Severino’s minor child under the Massachusetts Uniform Transfer to Minors Act.

(9)          Includes 22,917 shares subject to outstanding options that are exercisable as of August 29, 2005.

(10)   Includes 3,930,958 shares subject to outstanding options that are exercisable as of August 29, 2005 owned by all of the current executive officers and directors.

(11)   According to a Schedule 13G/A filed on February 14, 2005, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp., was the beneficial owner of 29,355,270 shares of common stock in its capacity as investment advisor to various registered investment companies. The power to vote these shares resides solely with the boards of trustee of these Fidelity funds, while the power to dispose of these shares resides with Edward C. Johnson 3rd and FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(12)   According to a Schedule 13G filed on February 17, 2004, Barclays Global Investors, N.A. (BGI) was the beneficial owner of 11,383,638 shares of common stock, Barclays Global Fund Advisors (BGF) was the beneficial owner of 2,204,311 shares of common stock and Barclays Capital Securities Limited (BCS) was the beneficial owner of 600 shares of common stock, each of which holds the shares in trust accounts for the beneficiaries of those accounts. BGI, BGF and BCS have dispository power and voting power over 12,373,349 of those shares. The address of BGI and BGF is 45 Fremont Street, San Francisco, CA 94105, and the address of BCS is 5 The North Colonnade, Canary Wharf, London, England E14 4BB.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of reports furnished to us, we believe that during the year ended December 31, 2004, our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements, except that Mr. Cunningham was late in reporting his appointment as a director and his initial grant of options to purchase shares of common stock on Form 3, and Mr. Edwards was late in reporting his appointment as an executive officer and his beneficial ownership of our securities on Form 3 as of the applicable reporting date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	36,893,219 (3)	$4.71	52,963,573 (4)
Equity Compensation Plans Not Approved by Shareholders(2)	—	—	—
Total	36,893,219	$4.71	52,963,573

(1)          Consists of the Amended and Restated 1997 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan (ESPP).

(2)          Consists of the TTI 1998 Equity Incentive Plan assumed by us in connection with our acquisition of telecom technologies, inc. (TTI). As of December 31, 2004, no additional options or grants of shares may be awarded and no shares of our common stock are issuable upon exercise of options under this plan.

(3)          Excludes purchase rights presently accruing under the ESPP. The ESPP consists of four consecutive 6-month purchase periods. Eligible employees may purchase shares of common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning of each two-year offering period or the end of each semi-annual purchase period. Participation is limited to 20% of an employee’s eligible compensation not to exceed amounts allowed by the Internal Revenue Code.

(4)          Consists of shares available for future issuance under the Plan and the ESPP. As of December 31, 2004, an aggregate of 37,312,611 shares of common stock were available for issuance under the Plan and 15,650,962 shares of common stock were available for issuance under the ESPP. The Plan incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the Plan automatically increases by a number equal to the lesser of (i) 5% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (ii) such number as our board of directors may determine. The ESPP incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the ESPP automatically increases by a number equal to the lesser of (i) 2% of the total number of shares of common stock outstanding on December 31 of the preceding year, or  (ii) such number as our board of directors may determine.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Compensation

Each member of the compensation committee is an independent director as determined by our board of directors based on the current rules of the NASDAQ Stock Market. The compensation committee is responsible, in part, for the review and approval of the compensation, as well as evaluating the performance, of our executive officers.

Compensation Philosophy.   Compensation policies for our executive officers are designed to offer compensation opportunities that attract highly talented executives, motivate individuals to perform at their highest levels, reward outstanding initiative and achievement, and retain those individuals with the leadership abilities and skills necessary to build long-term shareholder value. Our executive compensation program has three major components: (i) base salary, (ii) cash-based incentives, and (iii) equity-based incentives.

Base Salary.   Base salaries in 2004 remained generally below the level of comparable companies, consistent with the committee’s objective to attract, retain and motivate executive officers primarily through long-term, equity-based incentives. In April 2002, because of the difficult economic climate and to demonstrate an example of fiscal responsibility, our executive officers proposed, and the committee agreed, that a majority of our executives would reduce their base salaries for fiscal 2002 by fifty percent (50%), and the remainder of our executives by ten percent (10%). The salary reductions were effective April 16, 2002. In April 2003, because the economic climate and our business had improved, the committee terminated the salary reduction and reinstated the base salaries for all of the executives. In January 2004, after review of comparable industry benchmarks for executive officer compensation, the compensation committee increased the base salaries of certain executive officers by approximately 10% to bring the level of cash compensation for these executive officers more in line with the level of cash compensation received by executive officers at comparable companies. In 2005, after review of comparable industry benchmarks provided by an independent compensation consultant, the compensation committee approved a market-based increase of the base salaries of certain executive officers. Base salaries in 2005 after these increases are still generally below the level of comparable companies.

Cash-based Incentives.   The committee believes that a significant portion of each executive officer’s compensation should be tied to the achievement by us of our financial goals and by each executive officer of his or her individual objectives. Accordingly, cash-based incentives are expected to represent an increasingly substantive part of total compensation for our executives.

Equity-based Incentives.   The committee strongly believes in awarding stock options to our executive officers to tie compensation directly to our long-term success and increases in shareholder value. In determining the size of the stock option grants awarded to each executive officer, the committee takes into account the executive officer’s position, past performance, the executive’s anticipated contribution to meeting our long-term goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. During fiscal 2004, the committee granted stock options to the executive officers to reward the executives for their performance and establish appropriate incentives.

Chief Executive Officer Compensation.   The Chief Executive Officer’s compensation generally is based on the same policies and criteria as the other executive officers. In April 2002, because of the difficult economic climate and to demonstrate an example of fiscal responsibility, Mr. Ahmed proposed, and the committee agreed, to reduce his base salary and bonus eligibility for fiscal 2002 by fifty percent (50%). The reduction was effective April 16, 2002. In April 2003, because the economic climate and our business had improved, the committee terminated the salary reduction and reinstated the base salary for Mr. Ahmed. In January 2004, after review of comparable industry benchmarks for chief executive officer compensation, the compensation committee increased Mr. Ahmed’s base salary to $295,000 to bring the level of Mr. Ahmed’s cash compensation more in line with the level of cash compensation received by chief executive officers at comparable companies and eliminated his guaranteed cash bonus. For fiscal 2004, Mr. Ahmed also received a performance based cash bonus of $236,000 for achieving certain performance milestones in connection with the Company’s management incentive program approved by the committee. Mr. Ahmed received a stock option award for 550,000 shares in connection with the Company’s equity incentive plan approved by the committee. In 2005, after review of comparable industry benchmarks provided by an independent compensation consultant, the compensation committee increased Mr. Ahmed’s base salary to $375,000. Mr. Ahmed’s base salary in 2005 after this increase is still generally below the level for chief executive officers at comparable companies. The compensation committee expects to adjust Mr. Ahmed’s salary and cash-based incentives in the future based upon comparative compensation of chief executive officers of companies of similar magnitude, complexity and scope of responsibility, and other factors, which may include our financial performance and Mr. Ahmed’s success in meeting strategic goals. We also reimburse Mr. Ahmed for operating expenses associated with the use of private aircraft for business purposes. In 2004, Mr. Ahmed received $22,000 in reimbursements.

Policy on Deductibility of Executive Compensation.   The committee does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on us in the near future. The committee believes that stock options granted under the Plan meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to these options will not count toward the $1 million deduction limit. The committee’s general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

Submitted by,
COMPENSATION COMMITTEE:
Paul J. Severino
H. Brian Thompson

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2004 were Messrs. Ferri and Severino. No interlocking relationship exists between any member of our board of directors or our compensation committee and any member of the board of directors or compensation committee of any other company, and none of these interlocking relationships have existed in the past.

Summary of Executive Compensation

The following table sets forth, for the years ended December 31, 2004, 2003 and 2002, the compensation earned by our Chief Executive Officer, the other four most highly compensated executive officers serving as executive officers at December 31, 2004, and the compensation of an additional individual who served as an executive officer in 2004 but was not an executive officer at December 31, 2004, who received combined annual salary and bonus in excess of $100,000.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation		Securities Underlying Options/SARs
Hassan M. Ahmed	2004	$295,000		$236,000	$—		550,000
Chief Executive Officer and	2003	153,125		75,000	—		2,000,000
Chairman of the Board of Directors	2002	113,021		48,400	7,917	(1)	—
Albert A. Notini(2)	2004	240,200		204,000	—		2,450,000
President and Chief Operating	2003	—		—	—		—
Officer	2002	—		—	—		—
Steven Edwards(3)	2004	111,506		67,000	65,000	(4)	500,000
Vice President and Chief Marketing	2003	—		—	—		—
Officer	2002	—		—	—		—
Bradley T. Miller(5)	2004	134,433		34,000	75,000	(6)	125,000
Vice President of Finance,	2003	—		—	—		—
Corporate Controller and Chief	2002	—		—	—		—
Accounting Officer
Gary A. Rogers	2004	421,112	(7)	—	—		150,000
Vice President of Worldwide Sales	2003	492,293	(7)	—	—		430,000
	2002	236,574	(7)	—	—		—
Paul R. Jones(8)	2004	195,000		107,000	—		150,000
Vice President of Engineering	2003	170,625		—	—		530,000
	2002	162,604		—	—		—

(1)          Represents amounts due in connection with original employment agreement for reimbursed interest expense.

(2)          Mr. Notini joined us as President and Chief Operating Officer in April 2004. The data provided in this table reflect amounts earned from that date through December 31, 2004.

(3)          Mr. Edwards joined us as Vice President and Chief Marketing Officer in July 2004. The data provided in this table reflect amounts earned from that date through December 31, 2004.

(4)          Mr. Edwards received $50,000 to cover moving costs and related expenses, and $15,000 for reimbursement of temporary living expenses.

(5)          Mr. Miller joined us as Vice President of Finance, Corporate Controller and Chief Accounting Officer in May 2004. The data provided in this table reflect amounts earned from that date through December 31, 2004. Mr. Miller resigned as Vice President of Finance, Corporate Controller and Chief Accounting Officer effective August 12, 2005.

(6)          Mr. Miller received a $75,000 payment as a buyout of his employment potential with his former employer, which was related to the value of his stock options with his former employer.

(7)          Includes $271,112, $369,774 and  $146,158 of commission income in 2004, 2003 and 2002, respectively.

(8)          In June 2004 our board of directors determined that the position of Vice President of Engineering would no longer be an executive officer position under applicable SEC rules.

Stock Option Grants

The Option Grant Table below sets forth information about option grants to the above-named executive officers during the year ended December 31, 2004, including hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock, overall market conditions and continued employment. We did not grant any stock appreciation rights during 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	No. of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price Per	Expiration	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term(4)
Name	Granted(1)	Fiscal Year(2)	Share(3)	Date	5%	10%
Hassan M. Ahmed	550,000	4.83%	$5.79	9/20/2014	$2,002,715	$5,075,273
Albert A. Notini	2,450,000	21.52%	3.99	4/06/2014	6,147,759	15,579,629
Steven Edwards	500,000	4.39%	4.10	7/19/2014	1,289,234	3,267,172
Bradley T. Miller	125,000	1.10%	4.09	5/10/2014	321,522	814,801
Gary A. Rogers	150,000	1.32%	5.79	9/20/2014	546,195	1,384,165
Paul R. Jones	150,000	1.32%	5.79	9/20/2014	546,195	1,384,165

(1)          Options vest 25% one year from the date of grant and thereafter an additional 2.0833% for each month of employment.

(2)          Based on options to purchase an aggregate of 11,383,300 shares of common stock granted to employees, including those granted to the executive officers named in the Summary Compensation Table, during the fiscal year ended December 31, 2004.

(3)          Options were granted with an exercise price equal to the fair market value of our common stock on the date of grant.

(4)          The potential realizable value is calculated based on (a) the ten-year term of the option at its time of grant; (b) the assumption that the closing price for the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and (c) the assumption that the option is exercised and sold on the last day of its term for the appreciated stock price.

Option Holdings

The following table sets forth information concerning the value of unexercised stock options held by each of our executive officers named above in the Summary Compensation Table as of December 31, 2004. None of these executive officers exercised any stock options during 2004.

AGGREGATED FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Hassan M. Ahmed	2,149,667	1,853,333	$2,893,493	$1,575,000
Albert A. Notini	21,875	2,478,125	78,750	4,364,250
Steven Edwards	—	500,000	—	815,000
Bradley T. Miller	—	125,000	—	205,000
Gary A. Rogers	264,417	424,583	296,645	338,625
Paul R. Jones	613,317	487,083	622,591	417,375

(1)          The value of in-the-money options is based on the closing price of our common stock on December 31, 2004 of $5.73 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. These values may never be realized.

Employment and Change-in-Control Arrangements

Albert A. Notini serves as a member of our board of directors and is employed as President and Chief Operating Officer pursuant to an employment agreement entered into in April 2004. Under this agreement Mr. Notini’s base salary is $325,000 annually and his “on target” variable bonus compensation is 85% of his annual base salary, which he has a contractual right to receive for the first year following his start date. Mr. Notini’s compensation will be reviewed annually. In April 2004, we granted Mr. Notini an option to purchase 2,450,000 shares of our common stock at an exercise price of $3.99 per share, with 25% of the number of options vesting on the first anniversary of his commencement date and the remaining 75% vesting in equal monthly increments through the fourth anniversary of the commencement date. This agreement also includes change in control and termination terms and conditions.

Ellen B. Richstone is employed as our Chief Financial Officer pursuant to an employment agreement entered into in December 2004. Under this agreement Ms. Richstone’s base salary is $260,000 annually and she is eligible for an “on target bonus” of 60% of her annual base salary subject to the achievement of specific objectives. For the first year of her employment, $40,000 of her bonus is guaranteed. Ms. Richstone was granted an option to purchase 600,000 shares of our common stock at an exercise price of $5.49 per share, which represents the closing price of our common stock on the NASDAQ National Market on January 10, 2005, with 25% of the number of options vesting on the first anniversary of her commencement date and the remaining 75% vesting in equal monthly increments through the fourth anniversary of the commencement date. The agreement also provides for full acceleration of any unvested shares under the option grant in the event of termination other than for cause following certain change-in-control events, and salary continuation payments for twelve months in the event of termination by us other than for cause. Ms. Richstone is an employee-at-will.

Steven Edwards is employed as our Vice President and Chief Marketing Officer pursuant to an employment agreement entered into in July 2004. Under this agreement Mr. Edwards’ base salary is $245,000 annually, and he is eligible for an “on target bonus” of 60% of his annual base salary subject to the achievement of specific objectives. Mr. Edwards was granted an option to purchase 500,000 shares of our common stock at an exercise price of $4.10 per share, which represents the closing price of our common stock on the NASDAQ National Market on July 19, 2004, with 25% of the number of options vesting on the first anniversary of his commencement date and the remaining 75% vesting in equal monthly increments through the fourth anniversary of the commencement date. The agreement also provides for (1) the acceleration of the greater of (a) 50% of all unvested shares under this option grant, or (b) the number of shares under this option grant that would vest in the twelve months following certain change-in-control events; (2) salary continuation payments for six months in the event of termination by us other than for cause; and (3) acceleration of 25% of his outstanding unvested options in the event he is terminated by us other than for cause within 12 months of his start date. Mr. Edwards is an employee-at-will.

Bradley T. Miller was employed as our Vice President of Finance, Corporate Controller and Chief Accounting Officer pursuant to an employment agreement entered into in April 2004. Under this agreement Mr. Miller’s base salary was $205,000 annually and he was eligible for an “on target bonus” of 25% of his annual base salary subject to the achievement of specific objectives. Mr. Miller was granted an option to purchase 125,000 shares of our common stock at an exercise price of $4.09 per share, which represents the closing price of our common stock on the NASDAQ National Market on May 5, 2004, with 25% of the number of options vesting on the first anniversary of his commencement date and the remaining 75% vesting in equal monthly increments through the fourth anniversary of the commencement date. The agreement also provided for salary continuation payments for twelve months in the event of termination by us other than for cause, and acceleration of 25% of his outstanding unvested options in the event he was terminated by us other than for cause within 12 months of his start date. Mr. Miller was an employee-at-will and resigned as Vice President of Finance, Corporate Controller and Chief Accounting Officer effective August 12, 2005.

Pursuant to stock option agreements under our Plan and except as provided above, following certain change-in-control events, the unvested stock options held by each of our executive officers named in the Summary Compensation Table that would vest over the twelve months following the change-in-control event would accelerate, which could result in a benefit in excess of $100,000 to each of these executive officers.

Indemnification Agreements

As described in our Annual Report on Form 10-K filed on March 15, 2005, certain of our current and former officers and directors are parties to legal proceedings because of their status as officers and directors. We have generally entered into indemnification agreements with our officers and directors and we may be liable for judgments, fines and expenses in connection with such proceedings, which, in the aggregate, may be material. In addition, we are paying legal fees for counsel representing our officers and directors in connection with such proceedings.

STOCK PERFORMANCE GRAPH

The following performance graph show the cumulative total shareholder return assuming the investment of $100 on May 25, 2000, the date of our initial public offering, through December 31, 2004 in our common stock, the NASDAQ Composite Index and the NASDAQ Telecommunications Index. The performance shown is not necessarily indicative of future performance.

	Sonus Stock	Nasdaq Composite Index	Nasdaq Telecommunications Index
May 25, 2000	$100.00	$100.00	$100.00
Dec. 29, 2000	150.00	77.07	65.61
Dec. 31, 2001	27.45	60.85	33.50
Dec. 31, 2002	5.94	41.66	15.40
Dec. 31, 2003	44.79	62.49	25.99
Dec. 31, 2004	34.04	67.87	28.07

SHAREHOLDER PROPOSALS FOR INCLUSION IN 2006 PROXY STATEMENT

To be considered for inclusion in our proxy statement for the 2006 annual meeting, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and must be submitted to our Secretary at our offices, 250 Apollo Drive, Chelmsford, MA 01824, a reasonable time before we begin to print and mail our proxy materials for the 2006 annual meeting.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2006 ANNUAL MEETING

If a shareholder wishes to present a proposal before the 2006 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement in accordance with Rule 14a-8, such shareholder must also give written notice to our Secretary at the address noted above. Our Secretary must receive such notice not earlier than 90 days prior to the 2006 annual meeting and not later than the later of (1) 60 days prior to such annual meeting, or (2) 10 days following the date on which we first make public announcement of the date of such annual meeting.

SHAREHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write, e-mail or call our Investor Relations Department at Sonus Networks, Inc., 250 Apollo Drive, Chelmsford, MA 01824, Attention: Investor Relations, tel: (978) 614-8100, ir@sonusnet.com. You may also access our annual report and proxy statement on our website, www.sonusnet.com, at Corporate/Investor Relations/SEC filings.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10007, tel. (877) 777-0800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the contact information listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 15, 2005, is being mailed to shareholders in connection with this proxy solicitation. We will furnish without charge, upon written request of any shareholder a copy of our Annual Report on Form 10-K, as amended and with the payment of an appropriate processing fee, we will provide copies of the exhibits to our Annual Report on Form 10-K, as amended. Please address all such requests to the Investor Relations department at our principal executive offices at 250 Apollo Drive, Chelmsford, MA 01824.

OTHER MATTERS

The board of directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

We will pay the costs of soliciting proxies from shareholders. Directors, executive officers and regular employees may solicit proxies, either personally, by facsimile or by telephone, on behalf of us, without additional compensation, other than the time expended and telephone charges in making such solicitations. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

By Order of the Board of Directors,

Chelmsford, Massachusetts	Charles J. Gray
September 1, 2005	Secretary

APPENDIX A

ANNUAL MEETING OF SHAREHOLDERS OF

SONUS NETWORKS, INC.

October 12, 2005

Please vote, date and sign
below and return your proxy
card in the envelope provided
as soon as possible.

(Your vote must be received prior to the annual meeting on October 12, 2005)

Please detach along perforated line and mail in the envelope provided.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES:
	☐	FOR ALL NOMINEES	☐	Hassan M. Ahmed
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	John P. Cunningham
	☐	FOR ALL EXCEPT (See instructions below)	☐	Paul J. Severino

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark “X” next to each nominee’s name you wish to withhold authority for, as shown here: ☒

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please mark “X” in the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

APPENDIX A

PROXY

SONUS NETWORKS, INC.

PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of SONUS NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated September 1, 2005, and hereby appoints Hassan M. Ahmed, Charles J. Gray and Ellen B. Richstone, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2005 annual meeting of shareholders of Sonus Networks, Inc. to be held on Wednesday, October 12, 2005 at 9:00 a.m., local time, at The Radisson Hotel Chelmsford, 10 Independence Drive, Chelmsford, Massachusetts and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matter set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

This proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all director nominees and as said proxies deem advisable on such other matters as may properly come before the meeting.

SEE REVERSE SIDE	PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE	SEE REVERSE SIDE
AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE
(Your vote must be returned prior to the annual meeting on October 12, 2005)